Exhibit 5.1

December 7, 2016

To:

NeuroDerm Ltd.

Ruhrberg Science Building

3 Pekeris St.

Rehovot 7670212, Israel

Re: Shelf Offering Via Rule 424(b)(5) Prospectus Supplement

Ladies and Gentlemen:

We have acted as Israeli counsel for NeuroDerm Ltd., an Israeli company (the “Company”), in connection with an underwritten public offering by the Company, contemplating (i) the offer, issuance and sale by the Company of 4,000,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”) of the Company (the “Offering Shares”); and (ii) the potential offer, issuance and sale by the Company of up to 600,000 additional Ordinary Shares (the “Additional Shares” and collectively with the Offering Shares, the “Shares”) that are subject to an option to purchase additional shares granted by the Company to the underwriters of the offering (the “Offering”).

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-210496) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) on March 31, 2016, including the prospectus contained therein, as supplemented by the preliminary prospectus supplement dated December 6, 2016 and the final prospectus supplement dated December 7, 2016, in each case as filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act (collectively, the “Prospectus Supplements”).

This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement; (ii) forms of the Prospectus Supplements; (iii) the form of underwriting agreement, dated as of December 7, 2016, by and between the Company and Jefferies LLC and Cowen and Company, LLC, as Representatives of the underwriters named on Schedule A thereto (the “Underwriting Agreement”); (iv) the articles of association of the Company, as amended and as currently in effect (the “Articles”); (v) resolutions of the board of directors of the Company (the “Board”), the audit committee thereof and a pricing committee thereof, that relate to the Registration Statement, the Prospectus Supplements and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and, upon payment to the Company of the consideration per Share in such amount and form as is set forth in the Underwriting Agreement, and when issued and sold in the Offering as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal

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